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                                                                    Exhibit 3.57

                                STATE OF DELAWARE

                            LIMITED LIABILITY COMPANY
                            CERTIFICATE OF FORMATION

                                       OF

                       PARAMONT COAL COMPANY VIRGINIA, LLC

FIRST:   The name of the limited liability company is:

         PARAMONT COAL COMPANY VIRGINIA, LLC

SECOND:  The address of its registered office in the State of Delaware is:

                        2711 Centerville Road, Suite 400
                        Wilmington, Delaware 19808

         The name of its Registered Agent at such address is:

                Corporation Service Company

THIRD:   The name and address of the authorized person is:

                Peggy Doeden
                Bartlit Beck Herman Palenchar & Scott
                1899 Wynkoop Street, Suite 800
                Denver, Colorado 80202

      The undersigned has executed this Certificate of Formation of Paramont Coal Company Virginia, LLC on this 4th day of September 2002.

                                                    /s/ Peggy Doeden
                                                    Peggy Doeden
                                                    Authorized Person

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/04/2002
    020553877-3565250